UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 2, 2024 Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02   Results of Operations and Financial Condition.

On January 4, 2024, Sonic Foundry, Inc. (the “Company”) reported financial results for the fiscal year and fiscal quarter ended September 30, 2023. See attached press release at Exhibit 99.1.

Item 8.01    Other Events.

On January 2, 2024, the Company and Sonic Foundry Media Systems, Inc., a wholly-owned subsidiary of the Company, entered into a Stock and Asset Purchase Agreement (the "Purchase Agreement") with Enghouse Systems Limited ("Parent") and three wholly-owned subsidiaries of Parent (collectively, the “Buyer”), pursuant to which, upon the terms and subject to the satisfaction or waiver of the conditions therein, the Company will sell the assets of its Mediasite business including its Japanese and Dutch subsidiaries to the Buyer for $15.5 million in cash (subject to certain price adjustments set forth in the Purchase Agreement).

On January 4, 2024, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of this press release is attached hereto as Exhibit 99.2. In addition, a transcript of a webcast made available to employees of the Company is attached hereto as Exhibit 99.3.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance the Company provides. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of the Company’s stockholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; and other risks disclosed in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission (“SEC”). These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the Company’s investor relations department. All of the information and disclosures the Company makes in this report, including any forward-looking statements, are as of the date given and the Company assumes no obligation to update or change this information, regardless of subsequent events.

Additional Information about the Proposed Transaction and Where You Can Find It

The Company plans to file a proxy statement with the SEC relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of the Company to be held for the purpose of voting on matters relating to the proposed transaction.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of the Company may obtain free copies of the documents filed with the SEC by contacting Sarah Wilde at (608) 443-2018, or by writing to Sarah Wilde, Sonic Foundry, Inc., 222 W. Washington Ave, Madison, Wisconsin 53703.

Interests of Certain Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed transaction.   Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Document

99.1	Press Release dated January 4, 2023 regarding financial results.

99.2	Press Release dated January 4, 2024 announcing Mediasite transaction.

99.3	Transcript of Employee Webcast.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

January 4, 2024	By: /s/ Ken Minor
Ken Minor
Chief Financial Officer

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